Exhibit 99.1

FOR IMMEDIATE RELEASE

New Era Helium’s JV Closes on 235-Acre AI Data Center Site in Permian Basin, With Option to Expand to 438 Acres in Total as Buildout Accelerates

MIDLAND, Texas–July 29, 2025. New Era Helium, Inc. (Nasdaq: NEHC) (“NEH” or the “Company”), a next-gen exploration and production platform in the Permian Basin, today announced that Texas Critical Data Centers LLC (“TCDC”), its 50/50 joint venture with Sharon AI, Inc. has closed on the acquisition of 235 acres from Grow Odessa. The acreage is located in Ector County, Texas and is in close proximity to the City of Odessa.

TCDC is developing a large artificial intelligence (AI) and high-performance computing (HPC) campus designed to scale beyond 1 GW to meet the surging demand for AI and GPU infrastructure. The facility will integrate advanced energy, cooling, and the potential for CCUS technologies to reduce environmental impact and deliver best-in-class efficiency.

Expansion Opportunity

TCDC has also signed an exclusive letter of intent (LOI) with Grow Odessa for an additional 203 contiguous acres, expanding the site to 438 acres. The site is strategically located near key infrastructure, including fiber optic cable, multiple large intrastate natural gas transmission lines, and CO₂ pipeline infrastructure.

To support the buildout, TCDC will now apply to form an Industrial District with the City of Odessa to facilitate access to municipal services such as water and wastewater treatment. The acreage currently resides within Ector County but just outside the Odessa city limits. Forming the Industrial District will enable TCDC to maintain favorable Ector County zoning regulations rather than adopt City of Odessa zoning—an important advantage for development speed and flexibility.

E. Will Gray II, CEO of New Era Helium, Inc. commented: “Closing on this site marks a key milestone in our strategy to align Permian Basin energy assets with the explosive growth in AI and HPC demand. It advances our long-term vision to transform these resources into critical digital infrastructure, creating a high-impact, future-ready platform that will deliver scalable growth and meaningful value for shareholders.”

About New Era Helium, Inc.

New Era Helium, Inc. is a next-gen exploration and production platform unlocking the full value of its Permian Basin assets. The Company controls over 137,000 acres in Southeast New Mexico, with more than 1.5 Bcf of proved and probable helium reserves sourced alongside natural gas production. Through its joint venture, Texas Critical Data Centers, LLC, NEHC is capturing multi-sector growth across helium, power, and data infrastructure. For more information, visit https://www.newerahelium.com. Follow New Era Helium on LinkedIn and X.

About Texas Critical Data Centers (TCDC)

Texas Critical Data Centers (TCDC) is a 50/50 joint venture between New Era Helium, Inc. and Sharon AI, Inc., established in 2024 to develop next-generation AI and high-performance computing (HPC) infrastructure in the Permian Basin. TCDC’s flagship project is a 250MW data center campus in Ector County, Texas, purpose-built to meet surging demand for AI and cloud GPU workloads. The site will feature advanced natural gas power generation, liquid cooling systems, and the potential for carbon capture integration, delivering scalable, energy-efficient compute capacity. For more information, visit www.texascriticaldatacenters.com.

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